DigiPath Corp Expands Global Reach, Provides Pathology Solutions to USAID in Ethiopia

Las Vegas, NV, October 24, 2014 – DigiPath Corp, a subsidiary of DigiPath, Inc. (OTCBB and OTCQB: DIGP), a digital pathology solution provider that is rapidly expanding into cannabis testing and other services to the cannabis industry, is expanding abroad to bring its cutting-edge PathScope™ to improve patient care in Ethiopia. DigiPath’s PathScope™ hardware will be used by Kadisco General Hospital in Ethiopia via a grant funded by the HANSHEP Health Enterprise Fund and implemented by USAID’s SHOPS project.

DigiPath will bring equipment to the Kadisco General Hospital in Ethiopia, which serves 200 outpatients a day. The PathScope™ will help doctors quickly and accurately diagnose HIV/AIDS, cervical and breast cancers, and STIs. Kadisco hopes to provide these pathology services to hospitals across the country. Implementation began in September 2014.

“We are proud that our digital pathology solution will help Kadisco General Hospital give superior patient care,” said DigiPath Corp President Steve Barbee. “Our goal is to modernize digital pathology equipment throughout the world to improve diagnosis and outcomes.”

According to a recent research report by MarketsandMarkets, the digital global pathology market was estimated at $250.2 million in 2013 and is forecasted to reach $437 million by 2018, growing at a compound annual growth rate of 11.8 percent.

“Labs around the world need innovative digital solutions so they can create, store, manage, analyze, and correlate the virtual microscopy data they collect,” explained Barbee. “We believe that the desire to modernize and simplify data collection and analysis will create an enormous demand for digital pathology technology over the next few years, and DigiPath is well positioned to provide the solutions that labs seek.”

About DigiPath, Inc.

DigiPath, Inc., develops and markets accurate and affordable human and animal digital pathology solutions. The company is rapidly expanding into the botanical, nutraceutical, and cannabis industries with industry-leading testing, education, and training services.

For more information, go to www.digipath.com and www.digipath.biz.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. An example of such forward looking statements in this press release includes statements regarding the Company expanding into the botanical, nutraceutical and cannabis industries. For a more detailed description of the risk factors and uncertainties affecting DigiPath, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov<http://www.sec.gov/>. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
DigiPath, Inc.
Investor Relations
(888) 552-4440
IR@digipath.com